Exhibit 99.1

Press Release

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TIDEWATER INC. ● 6002 Rogerdale Road, Suite 600 ● Houston, TX 77072 ● Telephone (713) 470-5300 ● Fax (888) 909-0946

Tidewater to Present at the UBS Global Oil and Gas Conference

HOUSTON, May 8, 2018 – Tidewater Inc. (NYSE: TDW) announced today that John T. Rynd, President and Chief Executive Officer, Quinn P. Fanning, Chief Financial Officer and Jason R. Stanley, Director, Investor Relations, will present at the UBS Global Oil and Gas Conference in Austin, Texas, on Wednesday, May 23, 2018, at approximately 9:45 a.m. Central Time.  The presentation will be available via real-time webcast at www.tdw.com.  Playback will be available on May 23, 2018, at approximately 1:00 p.m. Central Time.  Upon completion of the presentation, the company will also file a Form 8-K with the SEC, which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater owns and operates one of the largest fleets of Offshore Support Vessels in the industry, with over 60 years of experience supporting offshore energy exploration and production activities worldwide.

To learn more, visit the Tidewater website at: www.tdw.com

CONTACT:  Tidewater Inc.

Quinn P. Fanning

Chief Financial Officer

713-470-5231

Jason Stanley

Director, Investor Relations

713-470-5292

SOURCE: Tidewater Inc.